Purchase and Sale Agreement

CRAWFORD COUNTY, KANSAS

This Agreement made April ~~15th~~ 18th, 2008

BETWEEN:

TITAN WEST ENERGY INC.,
a body corporate, registered to carry on business in the Province of Alberta
and having an office in the city of Vancouver, British Columbia
(hereinafter called the "Transferor")

- and -

JAYHAWK ENERGY INC.,
a body corporate, registered to carry
on business in the State of Colorado and having an office in the town of Broomfield
Colorado
(hereinafter called the "Transferee")

Whereas Transferor wishes to sell and the Transferee wishes to purchase the Assets, the Parties agree as follows:

1. Definitions

(a) "Closing Date" means 3:00 p.m. on May, 30th, 2008, or such other time and date as may be agreed upon in writing by the Parties.

(b) "Effective Date" means May 30th, 2008.

(c) "It is understood between the "Transferor" & the "Transferee" that there is no revenue to obtain from any current production from these wells.

2. Schedules

The following Schedules are attached hereto and made part of this Agreement:

(a) Schedule "A", which is the Land Schedule, and identifies:

(i) the Lands;

(ii) the Leases;

(iii) any other agreements, documents or data that are relative to the wells, properties, lands & surface equipment;

(iv) any encumbrances;

(v) any Rights of First Refusal;

(vi) production sale agreements;

(vii) other agreements, penalties or restrictions by contract on the use of the Assets required to be included in the Land Schedule under the definition of Permitted Encumbrances or the definition of Title and Operating Documents;

(viii) any Facilities required to be included in the Land Schedule under the definition of Facilities, any other Tangibles described in Paragraph (c) of the definition of Tangibles and any assets otherwise falling within the definition of Tangibles that are specifically excluded therefrom; and

(ix) the Wells;

(x) any lawsuits and claims;

(xi) any default notices;

(xii) any outstanding AFE's;

(xiii) any knowledge of environmental matters of the Property Transfer Procedure;

(xiv) any areas of mutual interest;

3. **Purchase and Sale**

(a) The Transferor agrees to dispose of the Assets to the Transferee and the Transferee agrees to purchase the Assets from the Transferor on the terms and conditions set forth in this Agreement.

(b) The purchase price for the assets listed below.

(i) To Petroleum and Natural Gas Rights.

(ii) 1336 Acres Of Leases.

(iii) 14 Completed Gas Wells.

(i) Cash $ 300,000.00

(ii) Jayhawk Energy Stock	50,000 Shares	
Total	**$300,000.00**	**50,000 Shares**

(c) The Transferee will pay the Purchase Price to the Transferor as follows:

(i) A delivery of fifty percent (50%) of the Cash Purchase Price, representing a Deposit towards the Purchase Price, payable upon request anytime prior to Closing Date May 30th, 2008 can be exercised.

(ii) At Closing, the delivery of the remainder of the Purchase Price (ie. the Purchase Price less the Deposit) and the amount of stock granted from the "Transferee" to the "Transferor".

In witness whereof the Parties have duly executed this Agreement.

TITAN WEST ENERGY INC.	**JAYHAWK ENERGY INC.**
Per:________________	**Per:**________________
Per:________________	**Per:**________________

This is the execution page of that certain Purchase and Sale Agreement dated April 15, 2008 between TITAN WEST ENERGY INC., as Transferor and JAYHAWK ENERGY INC., as Transferee.